Exhibit 99.1

Contact:	Gary Wehrle	Pacific Crest Capital, Inc.
	Chief Executive Officer	30343 Canwood Street
	818-865-3300	Agoura Hills, CA 91301

NEWS

PACIFIC CREST CAPITAL, INC. TO PARTICIPATE IN WEBCAST ON
JULY 31, 2003 AT KEEFE, BRUYETTE & WOODS
4TH ANNUAL COMMUNITY BANK INVESTOR CONFERENCE

Agoura Hills, California, July 24, 2003...Pacific Crest Capital, Inc. (NASDAQ NM-PCCI) announced that Gary Wehrle, Chairman and CEO, is scheduled to make a presentation on July 31, 2003 at the 4th Annual Community Bank Investor Conference in New York sponsored by Keefe, Bruyette & Woods, Inc. (“KBW”) at 1:30 p.m. Eastern time.  Mr. Wehrle will discuss the Company’s business strategy and financial trends and he will be available for questions from the conference attendees.

Attendance at the KBW conference is by invitation only.  However, KBW will offer a live and archived webcast via the Internet at www.kbw.com.  The webcast will be available to the general public and will be archived for replay at that website for 60 days after the conference ends. The PowerPoint slide presentation that Mr. Wehrle will use at the KBW conference will be available in advance starting on July 30, 2003 on the Company’s website at www.paccrest.com, under  the “Investor Relations” section, and will be archived thereafter for 180 days.

The Company also announced that Mr. Wehrle will again be featured on the “Investors Business Hour” radio show on WSBR 740 AM Money Talk Radio, which serves the Fort Lauderdale and surrounding South Florida areas.  Previously recorded interviews with Mr. Wehrle, as well as his future quarterly updates, may be aired on or about the 1st and 15th day of each month, from August 1, 2003 through August 1, 2004, during the show’s 6:30 a.m. Eastern time slot.  All interviews will be available on the Company’s website at www.paccrest.com and can be accessed by clicking the section entitled “Investor Relations” followed by “Investors Business Hour CEO Interview” link.  The radio broadcasts will include a discussion of the Company’s historical financial performance and business strategy.

Pacific Crest Capital, Inc. is a bank holding Company that conducts business primarily through its wholly owned subsidiary, Pacific Crest Bank (“Bank”).  Since its establishment in 1974, Pacific Crest Bank has operated as a specialized business bank providing exceptional service to small businesses, entrepreneurs, and investors.  Products offered include customized loans on income producing real estate, business loans under the U.S. Small Business Administration (“SBA”) 7(a) and 504 loan programs, lines of credit and term loans to businesses and professionals, and specialized FDIC-insured savings and checking account programs. The Bank is an SBA “Preferred Lender” in the states of California, Arizona, and Oregon.  Pacific Crest Bank is headquartered in Agoura Hills, California, operates three California full-service branches located in Beverly Hills, Encino, and San Diego and provides loan production services primarily throughout California and Oregon.

Previously released Company press releases, reports filed with the Securities and Exchange Commission, and other information is on the Company’s Web page on the Internet at http://www.paccrest.com.

Statements made by Mr. Wehrle in his slide presentation at the Keefe, Bruyette & Woods, Inc. 4th Annual Community Bank Investor Conference and made in his recorded interviews on the “Investors Business Hour” radio program referred to herein, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  There can be no assurance that the results described or implied in such forward-looking statements will, in fact, be achieved and actual results, performance, and achievements could differ materially because the business of the Company involves inherent risks and uncertainties.  Risks and uncertainties include interest rate risk associated with volatile interest rates and related asset/liability matching risks; liquidity risks; and risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates.

Forward-looking statements made by Mr. Wehrle at the Keefe, Bruyette & Woods, Inc. 4th Annual Community Bank Investor Conference and on the “Investors Business Hour” radio program, as referred to herein, are made as of the date the statements are made, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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